EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company. Except as indicated below, each such person is a citizen of the United States. None of the directors or executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Directors of The Coca-Cola Company who are also executive officers of The Coca-Cola Company are indicated by an asterisk. Except as indicated below, the business address of each executive officer of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
James Quincey*	Chief Executive Officer and Chairman of the Board of Directors of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom
Herbert A. Allen	President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm	Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022
Marc Bolland	Head of European Portfolio Operations and Chairman of The Blackstone Group International Partners LLP Mr. Bolland is a citizen of the Netherlands	The Blackstone Group International Partners LLP 40 Berkeley Square London W1J 5AL - UK
Ana Botín	Executive Chairman of Banco Santander, S.A., a multinational financial services company. Ms. Botín is a citizen of Spain	Banco Santander, S.A. Avda. Cantabria, s/n Ciudad Grupo Santander 28660, Boadilla del Monte (Madrid) Spain
Christopher C. Davis	Chairman of the Board of Davis Selected Advisers-NY, Inc., a registered investment advisory firm	Davis Selected Advisers- NY, Inc. 620 5th Avenue 3rd Floor New York, NY 10020

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Barry Diller	Chairman of the Board and Senior Executive of IAC/InterActiveCorp, a leading media and internet company, and Expedia Group, Inc., an online travel company	IAC/InterActiveCorp 555 West 18th Street New York, New York 10011
Helene D. Gayle	Chief Executive Officer of The Chicago Community Trust, a community foundation	The Chicago Community Trust 225 N. Michigan Ave. Chicago, IL 60601
Alexis M. Herman	Chair and Chief Executive Officer of New Ventures, LLC, a risk management consulting firm	New Ventures, LLC 633 Pennsylvania Avenue NW 3rd Floor Washington, D.C. 20004
Robert A. Kotick	President, Chief Executive Officer and a Director of Activision Blizzard, Inc. a leading global developer and publisher of interactive entertainment content and services	Activision Blizzard, Inc. 3100 Ocean Park Boulevard Santa Monica, CA 90405
Maria Elena Lagomasino	Chief Executive Officer and Managing Partner of WE Family Offices, a global family office serving high net worth families	WE Family Offices Rockefeller Center 1270 Avenue of the Americas Suite 2108 New York, NY 10020
Caroline Tsay	Chief Executive Officer and Director of Compute Software, Inc., an enterprise cloud optimization software company	Compute Software Inc. 1953 Sage Loop Mountain View, CA 94043
David B. Weinberg	Chairman of the Board and Chief Executive Officer of Judd Enterprises, Inc., a private investment-management office	Judd Enterprises, Inc. 401 N. Michigan Ave #3050 Chicago, IL 60611

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

James Quincey	Chief Executive Officer and Chairman of the Board of Directors of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom
Manolo Arroyo	Chief Marketing Officer and President, Asia Pacific Group of The Coca-Cola Company Mr. Arroyo is a citizen of Spain
Henrique Braun	President, Latin America Group of The Coca-Cola Company Mr. Braun is a citizen of Brazil and the United States
Lisa Chang	Senior Vice President and Chief People Officer of The Coca-Cola Company
Bradley M. Gayton	Senior Vice President and General Counsel of The Coca-Cola Company
Nikos Koumettis	President, Europe, Middle East and Africa Group of The Coca-Cola Company Mr. Koumettis is a citizen of Cyrus
Robert Long	Senior Vice President and Chief Innovation Officer of The Coca-Cola Company
Jennifer K. Mann	Senior Vice President of The Coca-Cola Company and President, Global Ventures
John Murphy	Executive Vice President and Chief Financial Officer of The Coca-Cola Company Mr. Murphy is a citizen of Ireland
Beatriz Perez	Senior Vice President and Chief Communications, Public Affairs, Sustainability and Marketing Assets Officer of The Coca-Cola Company
Nancy Quan	Senior Vice President and Chief Technical Officer of The Coca-Cola Company
Alfredo Rivera	President, Coca-Cola North America Group of The Coca-Cola Company Mr. Rivera is a citizen of Honduras
Barry Simpson	Senior Vice President and Chief Information and Integrated Services Officer of The Coca-Cola Company. Mr. Simpson is a citizen of Australia
Brian J. Smith	President and Chief Operating Officer of The Coca-Cola Company

MANAGERS AND EXECUTIVE OFFICERS
OF
THE COCA-COLA TRADING COMPANY LLC

Set forth below is the name, business address and present occupation or employment of each manager and executive officer of The Coca-Cola Trading Company LLC. Except as indicated below, each such person is a citizen of the United States. None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Managers of The Coca-Cola Trading Company LLC who are also executive officers of The Coca-Cola Trading Company LLC are indicated by an asterisk. Except as indicated below, the business address of each manager and executive officer of The Coca-Cola Trading Company LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Marie D. Quintero-Johnson	Vice President and Director, Mergers & Acquisitions of The Coca-Cola Company
Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company
Larry M. Mark*	Vice President and VP, Global Finance Operations of The Coca-Cola Company

EXECUTIVE OFFICERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Robert J. Jordan, Jr.	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and General Tax Counsel of The Coca-Cola Trading Company LLC
Stephen A. Kremer	Deputy General Tax Counsel of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC
Larry M. Mark	Vice President and VP, Global Finance Operations of The Coca-Cola Company; Vice President and Controller of The Coca-Cola Trading Company
John Murphy	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of The Coca-Cola Trading Company LLC Mr. Murphy is a citizen of Ireland

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; Vice President and Treasurer of The Coca-Cola Trading Company LLC
Nancy Quan	Senior Vice President, Chief Technical Officer of The Coca-Cola Company; President of The Coca-Cola Trading Company
David W. Stowe	Director, Commodity Risk and Treasury Operations of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC
Mark Westfall	Chief Procurement Officer & Head of Supply Chain Services of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

MANAGERS AND EXECUTIVE OFFICERS OF COCA-COLA OASIS LLC

Set forth below is the name, business address, present occupation or employment of each manager and executive officer of Coca-Cola Oasis LLC. Except as indicated below, each such person is a citizen of the United States. None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Managers of Coca-Cola Oasis LLC who are also executive officers of Coca-Cola Oasis LLC are indicated by an asterisk. Except as indicated below, the business address of each manager and executive officer of Coca-Cola Oasis LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF COCA-COLA OASIS LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Marie D. Quintero-Johnson	Vice President and Director, Mergers & Acquisitions of The Coca-Cola Company
Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company
Larry M. Mark*	Vice President and VP, Global Finance Operations of The Coca-Cola Company

EXECUTIVE OFFICERS OF COCA-COLA OASIS LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Robert J. Jordan, Jr.	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and General Tax Counsel of Coca-Cola Oasis LLC
Stephen A. Kremer	Deputy General Tax Counsel of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC
Larry M. Mark	Vice President and VP, Global Finance Operations of The Coca-Cola Company; Vice President and Controller of Coca-Cola Oasis LLC
Michelle Moorehead	Vice President, Licensing & Retail of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC
John Murphy	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of Coca-Cola Oasis LLC Mr. Murphy is a citizen of Ireland
Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; President, Chief Executive Officer, and Treasurer of Coca-Cola Oasis LLC

DIRECTORS AND EXECUTIVE OFFICERS OF CAROLINA COCA-COLA
BOTTLING INVESTMENTS, INC.

Set forth below is the name, business address, present occupation or employment of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. Except as indicated below, each such person is a citizen of the United States. None of the directors and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Directors of Carolina Coca-Cola Bottling Investments, Inc. who are also executive officers of Carolina Coca-Cola Bottling Investments, Inc. are indicated by an asterisk. Except as indicated below, the business address of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Marie D. Quintero-Johnson	Vice President and Director, Mergers & Acquisitions of The Coca-Cola Company
Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company
Larry M. Mark*	Vice President and VP, Global Finance Operations of The Coca-Cola Company

EXECUTIVE OFFICERS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Robert J. Jordan, Jr.	Vice President and General Tax Counsel of The Coca Cola Company; Vice President and General Tax Counsel of Carolina Coca-Cola Bottling Investments, Inc.
Stephen A. Kremer	Deputy General Tax Counsel of The Coca-Cola Company; Vice President of Carolina Coca-Cola Bottling Investments, Inc.
Larry M. Mark	Vice President and VP, Finance Operations of The Coca-Cola Company; Vice President and Chief Financial Officer of Carolina Coca-Cola Bottling Investments, Inc.
John Murphy	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; President and Chief Executive Officer of Carolina Coca-Cola Bottling Investments, Inc. Mr. Murphy is a citizen of Ireland
Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; Vice President, Treasurer and Assistant Secretary of Carolina Coca-Cola Bottling Investments, Inc.
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